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                                  Exhibit 9(i)


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                               FORM OF SCHEDULE A
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                           AND BANK OF OKLAHOMA, N.A.
                               DATED JULY 25, 1997

            NAME OF FUND
            ------------

American Performance U.S. Treasury Fund
American Performance Cash Management Fund
American Performance Bond Fund
American Performance Intermediate Bond Fund
American Performance Short-Term Income Fund
American Performance Intermediate Tax-Free Bond Fund
American Performance Equity Fund
American Performance Aggressive Growth Fund
American Performance Balanced Fund
American Performance Growth Equity Fund


                                        BISYS FUND SERVICES LIMITED
                                        PARTNERSHIP

                                        By:  BISYS Fund Services, Inc.
                                               General Partner

                                        By:  /s/ George O. Martinez
                                            ----------------------------
                                        Title:  Sr. Vice President
                                               -------------------------
                                        Date: July 18, 1997


                                        BANK OF OKLAHOMA, N.A.

                                        By:  /s/ H. J. Holloman
                                            ----------------------------
                                        Title:  Executive Vice President
                                               -------------------------
                                        Dated:  July 18, 1997